Exhibit 10.32

Amendment 2

1.	PURPOSE

This amendment is further to the sublease agreement dated August 30, 2005 (the “Sublease”) by and between Innercool Therapies, Inc., formerly known as Neurothermia, Inc. (“Sublessor”), and ACADIA Pharmaceuticals Inc. (“Sublessee”), and is also further to the Amendment 1 between the parties dated October 31, 2006, and provides that Sublessor shall retain possession of the laboratory space for one additional month.

2.	PREMISES

As per Amendment 1, the Phase II subleased area is described by an indicated area on Exhibit B of Amendment 1. The indicated area of Exhibit B is approximately 9,100 square feet, and generally encompasses office space, cubicle space, an IT/Telephone and Utilities room, laboratory space, and three restrooms, but not a coating laboratory, warehouse space, shop space, or showers. The laboratory space encompasses approximately 1,728 square feet.

3.	TERM

As per Amendment 1, the sublease term for the Phase II portion of the Additional Premises is to commence on January 1, 2007, and is to expire coterminous with the Master Lease on October 31, 2007. By this Amendment 2, however, Sublessor shall retain possession and occupancy of a section of the Phase II portion, in particular the laboratory space, for a period of time up to and including January 31, 2007.

4.	RENT

The triple net rent for the Additional Premises is $1.20 per rentable square foot and is flat for the applicable Term. In consideration of Sublessor’s continued occupancy of the laboratory space for the month of January 2007, Sublessee shall not be responsible for any rents due to laboratory space for the month of January 2007, this amount approximately equal to $2,725.06. Therefore, the rent due from Sublessee for January 2007 pursuant to Amendment 1 for the Additional Premises shall be reduced by the amount specified in the foregoing sentence.

5.	ADDITIONAL PROVISIONS

Except as specified in this Amendment 2, all other applicable terms of the Sublease and its Amendment 1 remain unmodified.

Executed at 3931 Sorrento Valley Boulevard, San Diego, CA 92121.

SUBLESSOR:		SUBLESSEE:

By:	Innercool Therapies, Inc.	By:	ACADIA Pharmaceuticals Inc.
	a Delaware corporation		a Delaware corporation

Signature:	/s/ Michael Magers	Signature:	/s/ Thomas H. Aasen

Name:	Michael Magers	Name:	Thomas H. Aasen

Title:	President	Title:	Chief Financial Officer, Purchasing & Facilities